MONROE CAPITAL

MONROE CAPITAL CORPORATION
155 NORTH WACKER DRIVE
35TH FLOOR
CHICAGO, IL 60606

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MRCC2025SM2**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V79545-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MONROE CAPITAL CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE FOLLOWING PROPOSALS:	**For**	**Against**	**Abstain**
1. To approve the Asset Purchase Agreement, dated as of August 7, 2025 (the "Asset Purchase Agreement"), by and among Monroe Capital Corporation (the "Company"), Monroe Capital BDC Advisors, LLC ("MC Advisors") and Monroe Capital Income Plus Corporation ("MCIP"), and the transactions contemplated thereby, including the sale of all of MRCC's investment assets, as well as liabilities with respect to such assets, to MCIP for the price, and on the terms, set forth in the Asset Purchase Agreement (the "Asset Sale Proposal").	☐	☐	☐
2. To approve the merger of HMMS, Inc. ("Merger Sub"), a Maryland corporation and wholly owned subsidiary of Horizon Technology Finance Corporation ("HRZN"), a Delaware corporation, with and into the Company, with the Company continuing as the surviving company and as a wholly-owned subsidiary of HRZN, pursuant to the Agreement and Plan of Merger, dated as of August 7, 2025, by and among the Company, HRZN, Merger Sub, MC Advisors and Horizon Technology Finance Management LLC, a Delaware limited liability company (the "Merger Proposal").	☐	☐	☐

THIS PROXY IS REVOCABLE AND, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

V79546-TBD

MONROE CAPITAL CORPORATION
155 NORTH WACKER DRIVE, 35TH FLOOR
CHICAGO, ILLINOIS 60606

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Monroe Capital Corporation hereby appoints Theodore L. Koenig and Lewis W. Solimene, Jr., and each of them, as proxies for the undersigned, with full power of substitution and re-substitution in each of them, to attend the Special Meeting of Stockholders of Monroe Capital Corporation to be held on [ ], 2025 at [ ] Central Time, virtually at www.virtualshareholdermeeting.com/MRCC2025SM2, and any and all adjournments and postponements thereof (the "Special Meeting"), with all power possessed by the undersigned as if personally present to represent and vote, as designated on the reverse side of this ballot, all the shares of common stock of Monroe Capital Corporation which the undersigned is entitled to vote at the Special Meeting, and to vote in their discretion on such other matters as may properly come before the Special Meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the accompanying Joint Proxy Statement/Prospectus, and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY IS REVOCABLE AND, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED ON THE REVERSE SIDE OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS.

This proxy is solicited on behalf of the Board of Directors of Monroe Capital Corporation. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Stockholders or any adjournments or postponements thereof in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in their discretion, including, but not limited to, matters incident to the conduct of the meeting or a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies for any or all of the proposals referenced herein.

(Continued and to be signed on the reverse side.)